EXHIBIT 16.1

                            Williams & Webster, P.S.
                        Bank of America Financial Center
                          601 W. Riverside, Suite 1940
                             Spokane, WA 99201-0611


January 18, 2006


Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:   CADENCE RESOURCES CORP.
      Commission File Number - 000-25170

Dear Sirs:

We are in agreement with the statements made by the above registrant in its Foun 8-K dated January 17, 2006.

Our independent auditor's report on the financial statements of Cadence Resources Corp. for the years ended September 30, 2005, 2004 and 2003 contained no adverse opinion or disclaimer of opinion, nor was it modified as to audit scope, accounting principles, or uncertainties.

There were no disagreements with Cadence Resources Corp. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Sincerely,


/s/ WILLIAMS & WEBSTER, P.S.
----------------------------
Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington